[LOBSENZSTEVENS LOGO]            EXHIBIT 99.1
                                 ------------


On behalf of:                              Contacts:

BEC Group, Inc.                            Martin E. Franklin
555 Theodore Frmd Ave., Suite B-302        Chairman and CEO
Rye, NY 10580                              (914)967-9400
(NYSE:EYE)                                 or
                                           Mark Perlgut
FOR IMMEDIATE RELEASE                      at Lobsenz-Stevens, Inc.
 June 4, 1996                              (212)684-6300, Ext. 309



           BEC GROUP, INC. WITHDRAWS OFFER FOR ILC TECHNOLOGY, INC.


RYE, N.Y., June 4, 1996 -- BEC Group, Inc. (NYSE:EYE), a sunglass and optical technologies company, today announced that it has withdrawn its offer to acquire ILC Technology, Inc. (NASDAQ:ILC).

        In response to ILC's press release earlier today, attached are copies of BEC Group's May 30 and June 4 letters to ILC Technology.

        BEC Group, Inc. is a leading optics company through its Sunglass Group and Optical Technologies Group. The Sunglass Group includes the Foster Grant Group, the largest distributor of popular priced sunglasses and reading glasses in the United States and Bolle America, the exclusive marketer and distributor of Bolle(R) premium sunglasses, sports shields and goggles. The Optical Technologies Group manufactures and markets advanced lighting, electronic and electroformed products to a diverse customer base. BEC Group also owns 28% of Eyecare Products, plc, a London Stock Exchange listed company.





                                      33